Exhibit 10.2

LOAN AGREEMENT FOR PAYCHECK PROTECTION PROGRAM LOAN

 THIS LOAN AGREEMENT ("Agreement") is made between PHARMA SERV INC ("Borrower"), and Banco Popular de Puerto Rico ("Lender") identified in the attached Authorization by the U.S. Small Business Administration ("SBA") to Lender, dated April 15, 2020
 SBA Loan Number   22073272-10   ("Authorization")

WHEREAS, Borrower seeks funds from Lender pursuant to the SBA's Paycheck Protection Program ("PPP"), as authorized under the CARES Act, S. 3548 (the "Act");

WHEREAS, Borrower represents and warrants to Lender that it meets all qualifications for participation in the PPP set forth in the Act and further meets any and all other requirements or conditions for participation set forth by the SBA;

NOW THEREFORE: The SBA has authorized a guaranty of a loan from Lender to Borrower for the amount and under the terms stated in the attached Authorization ("Loan"). In consideration of the promises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows:

1. Subject to the terms and conditions of the Authorization and SBA's Participating Lender Rules as defined in the Guarantee Agreement between Lender and SBA, Lender agrees to make the Loan on the condition that Borrower complies with the following "Borrower Requirements", to which Borrower shall:
a. Provide Lender with all certifications, documents or other information Lender is required by the Authorization to obtain from Borrower or any third party;

b. Execute a note and any other documents required by Lender; and
c. Do everything necessary for Lender to comply with the terms and conditions of the Authorization.

2. The terms and conditions of this Agreement:

a. Are binding on Borrower and Lender and their successors and assigns; and

b. Will remain in effect after the closing of the Loan.

3. Failure to abide by any of the Borrower Requirements shall constitute an event of default under the note and other Loan documents.

4. Borrower further represents and certifies to Lender as follows:

a. Borrower was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on a Form 1099-MISC.
b. Current economic uncertainty makes this Loan request necessary to support the ongoing operations of Borrower.

c. The Loan proceeds will be used to retain employees and maintain payroll and at least seventy-five percent (75%) of the proceeds must be used for payroll costs. The remaining balance, up to twenty-five percent (25%) of the Loan proceeds may be used for authorized purposes under the PPP, including for mortgage interest payments, lease payments, and utility payments (i.e., not more than twenty-five percent (25%) of loan proceeds may be used for non-payroll costs). Borrower understands and acknowledges that if the funds are knowingly used for unauthorized purposes, the federal government may hold Borrower legally liable for fraudulent use of funds.

d. Documentation verifying the number of full-time equivalent employees on payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered lease payments, and covered utilities for the eight-week period after the Loan is made will be provided to Lender.

e. Loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered lease payments, and covered utilities. Borrower understands that not more than twenty-five percent (25%) of the forgiven amount may be for non-payroll costs.

f. During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not and will not receive another loan under the PPP.

g. The information provided in this Agreement and Borrower's Loan application submitted to Lender, and the information provided in all supporting documents and forms is true and accurate in all material respects. Borrower understands that knowingly making a false statement to obtain a guaranteed loan from the SBA is punishable under the law, including: (i) under 18 USC §§ 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; (ii) under 15 USC § 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, (iii) if submitted to a federally insured institution, under 18 USC § 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.

h. Any tax documents provided by Borrower to Lender in connection with this Loan or any application are identical to those submitted to the Internal Revenue Service. Further, Borrower authorizes Lender to share tax information with the SBA and its authorized representatives, including the SBA Office of the Inspector General, for purposes of compliance with SBA Loan Program Requirements and all SBA reviews.

i. Borrower meets the requirements as an eligible borrower under the PPP, and there are no events or other circumstances of the Borrower that would render it ineligible for a PPP loan.

j. Borrower is familiar and complies with the SBA affiliation rules and regulations set forth in Title 13 Part 121 of the Code of Federal Regulations (CFR) for purposes of obtaining the Loan.

5. Borrower attests that it has not retained any third party agent assisting Borrower with its Loan application, the closing of the Loan or otherwise serving as an intermediary, agent or broker in any manner between Borrower and Lender in connection with the Loan and on Borrower's behalf (including but not limited to accountants, consultants, loan brokers and/or other individual or entity third parties) (collectively "Third Party Agents") and further understands, acknowledges and agrees:

a. That (i) Lender does not and will not accept any unsolicited Loan application referrals or any submissions on Borrower's behalf from any such Third Party Agent(s) in connection with the Loan, and (ii) Lender is not responsible, will not pay, and shall not be liable for any Third Party Agent fees or charges which may be assessed or claimed to be due and owing in connection with the Loan unless such Third Party Agent(s) has been approved in writing by, and such Third Party Agent is expressly authorized to collect fees from, Lender prior to the acceptance of the Loan application.

b. That (i) no funded proceeds from the Loan may or will be used by Borrower to pay the fees or charges of any Third Party Agent who is assisting, or may have assisted, Borrower with the Loan application, the closing of the Loan or otherwise served as an intermediary or broker to submit the Loan application to Lender on an applicant's behalf and (ii) any such Third Party Agent(s) assisting Borrower in such regard are not permitted to collect fees from, or be paid out, of any Loan proceeds.

That (i) any fees or charges claimed by any Third Party Agent in connection with the Loan are the sole and absolute responsibility of Borrower and (ii) Borrower shall hold Lender harmless in connection with any claim for such fees or charges asserted by any Third Party Agent.

6. Borrower further agrees to: (i) furnish and execute any documents required by Lender to verify the truth and accuracy of any information provided by Borrower in connection with the Loan including, but not limited to, income, employment verifications and tax documents; (ii) execute any document that should have been signed at or before the Loan closing, re-execute any document signed at or before the Loan closing and execute any document that was incorrectly or incompletely prepared and signed at the closing, including, but not limited to, correction notes, and other correction instruments; and (iii) furnish any documents required by Lender and/or comply with any conditions, work and/or certifications set forth in the Loan application or Authorization. It is further agreed by the Borrower that its failure to comply with the covenants, representations and agreements herein shall constitute an event of default under the note and this Agreement executed in connection with the Loan and shall entitle Lender, its successors or assigns, to any and all of the remedies available upon default under such documents.

7. Borrower expressly acknowledges receipt of the Equal Employment Opportunity Foster (SBA Form 722) and agrees that Borrower shall display the poster at its place(s) of business where it is clearly visible to employees, job applicants, and the general public.

8. Borrower understands, acknowledges and agrees that Lender is relying solely on Borrower's representations, warranties, certifications, confirmations or other statements of, and information from, the Borrower and/or any of its affiliates, officers, directors, owners, principals, agents, and/or controlling persons as to the Borrower, its business or activities, its eligibility for the proposed Loan, its use of the proceeds or any other benefits of the Loan, the existence of any hardship or other condition, the eligibility of the Borrower for forgiveness of all or any portion of the Loan, the amount of any Loan forgiveness, or any other matters of compliance with the Act or SBA requirements without limitation or without Lender's examination of any other information not included in the Borrower's Loan application which may be in Borrower's possession.

9. This Agreement and any amendments hereto or document related hereto, to the extent signed and delivered by electronic means (including portable document format (.pdf)), shall be treated in all manner and respects as an original and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of electronic means of delivery to deliver a signature or the fact that any signature or document was transmitted or communicated through the use of electronic delivery as a defense to the formation of a contract and each such party forever waives any such defense.

Borrower: PHARMA SERV INC
By: /s/ Pedro J Lasanta Robles	Date: April 23, 2020
Name: Pedro J Lasanta Robles
Its: CFO

Lender: Banco Popular de Puerto Rico

By: /s/ Cinthia Rivera	Date: April 23, 2020
Name: Cinthia Rivera
Its: Commercial Relationship Officer

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